Exhibit (g)(3)(iii)

AMENDMENT NO. 2

TO THE

AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

Amendment No. 2, dated as of July 8, 2004 (“Amendment”), to the Amended and Restated Global Custody Agreement dated as of February 1, 2002 (“Agreement”) as amended by Amendment No. 1 dated May 2, 2003 by and between EQ Advisors Trust and JPMorgan Chase Bank.

The parties hereto agree that Schedule C thereto is replaced in its entirety by Schedule C attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first above set forth.

EQ ADVISORS TRUST		JP MORGAN CHASE BANK

By:	/s/ Steven M. Joenk	By:	/s/ John Barry
Name:	Steven M. Joenk	Name:	John Barry
Title:	President	Title:	Vice President

Exhibit (g)(3)(iii)

SCHEDULE C

AMENDMENT NO. 2 TO THE

AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

PORTFOLIOS*

CLASS IA AND CLASS IB

EQ/Alliance Common Stock Portfolio

EQ/Alliance Growth and Income Portfolio

EQ/Alliance Intermediate Government Securities Portfolio

EQ/Alliance International Portfolio

EQ/Alliance Quality Bond Portfolio

EQ/Alliance Small Cap Growth Portfolio

EQ/Alliance Premier Growth Portfolio

EQ/Bernstein Diversified Value Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian International Equities Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Capital Guardian U.S. Equity Portfolio

EQ/Emerging Markets Equity Portfolio

EQ/Equity 500 Index Portfolio

(fka Alliance Equity Index Portfolio)

EQ/Evergreen Omega Portfolio

(fka Evergreen Portfolio)

EQ/FI Mid Cap Portfolio

EQ/FI Small/Mid Cap Value Portfolio

(fka Warburg Pincus Small Company Value Portfolio)

EQ/Janus Large Cap Growth Portfolio

EQ/J.P. Morgan Core Bond Portfolio

(fka JPM Core Bond Portfolio)

EQ/Lazard Small Cap Value Portfolio

EQ/Marsico Focus Portfolio

EQ/Mercury Basic Value Equity Portfolio

(fka Merrill Lynch Basic Value Equity Portfolio)

EQ/MFS Emerging Growth Companies Portfolio

EQ/MFS Investors Trust Portfolio

(fka MFS Growth with Income Portfolio)

EQ/Money Market Portfolio

EQ/Putnam Growth & Income Value Portfolio

EQ/Putnam International Equity Portfolio

EQ/Putnam Voyager Portfolio

EQ/Small Company Index Portfolio

(fka BT Small Company Index Portfolio)

*	Effective May 18, 2001, the EQ Advisors Trust Portfolio names were amended to include “EQ/”.